UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2020

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	DFIN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Form of Performance Cash Award Agreement and Performance Restricted Stock Unit Award Agreement.

On March 2, 2020, the Compensation Committee of the Board of Directors of Donnelley Financial Solutions, Inc. (the “Company”) approved a new form of Performance Cash Award Agreement (the “PCA Agreement”) and a new form of Performance Restricted Stock Unit Award Agreement (the “PRSU Agreement”) pursuant to which the Compensation Committee granted awards to certain executive officers of the Company. The Performance Cash Awards mirror the Company’s Performance Stock Unit Awards but are payable in cash instead of shares of the Company’s common stock. The PRSU Awards are subject to performance-based and time-based vesting and, once vested, will be payable in shares of the Company’s common stock. Each are for use under the Company’s Amended and Restated 2016 Performance Incentive Plan.

The PCA and PRSU Agreements are filed as Exhibit 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

10.1	Form of Performance Cash Award Agreement

10.2	Form of Performance Restricted Stock Unit Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: March 6, 2020	By:	/s/ Jennifer B. Reiners
Jennifer B. Reiners
Executive Vice President, General Counsel and Corporate Secretary

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